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             THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING
                 SECURITIES THAT HAVE BEEN REGISTERED UNDER THE
                       SECURITIES ACT OF 1933, AS AMENDED.
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                          KONOVER PROPERTY TRUST, INC.
                              AMENDED AND RESTATED
                    1995 OUTSIDE DIRECTORS' STOCK AWARD PLAN


        Konover Property Trust, Inc. hereby amends and restates, as of March 23, 1999, its 1995 Outside Directors' Stock Award Plan for the benefit of certain members of the Board of Directors of the Company, subject to the following provisions:

        SECTION 1. PURPOSES. The purposes of the Plan are to secure for the Company and its stockholders the benefits of the incentive inherent in increased Common Stock ownership by the Outside Directors and to provide the Outside Directors with the opportunity to increase their proprietary interest in the Company.

        SECTION 2. DEFINITIONS. For the purposes of this Plan and any Award, the following words shall have the meanings indicated, unless the context clearly requires otherwise:

               "AWARD" means an Option or a grant of shares of Common Stock, in either case pursuant to the terms and conditions of the Plan.

               "AWARDEE" means an Outside Director granted an Award under the Plan.

               "BOARD" means the Board of Directors of the Company.

               "COMMITTEE" means the Executive Compensation Committee of the Board.

               "COMMON STOCK" means the common stock of the Company, par value $0.01 per share, subject to the right of the Company to change the authorized number of shares of such class and to provide no par or a change in par value for such stock.

               "COMPANY" means Konover Property Trust, Inc., a Maryland corporation.

               "DIRECTOR" means a member of the Board.

               "EFFECTIVE DATE" means the date on which the Plan is adopted by the Company, subject to approval by the stockholders of the Company.

               "FAIR MARKET VALUE" means, with respect to shares of Common Stock, the closing price of the Common Stock on the New York Stock Exchange or such

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        other securities exchange which the Common Stock is listed on the relevant date.

               "OPTION" means a stock option that is not qualified under Section 422 of the Internal Revenue Code of 1986, as amended.

               "OUTSIDE DIRECTOR" means any Director who is not an officer or employee of the Company or any Subsidiary.

               "PLAN" means the Konover Property Trust, Inc. Amended and Restated 1995 Outside Directors' Stock Award Plan, as amended from time to time in accordance herewith.

               "PURCHASE PERIOD" shall mean either the period of six (6) months commencing on January 1st and concluding on June 30th of each year, or the period of six (6) months commencing on July 1st and concluding on December 31st of each year.

               "RETAINER FEE" means the annual retainer fee earned by each Outside Director.

               "SUBSIDIARY" means any corporation (other than the Company), partnership, joint venture, organization or other entity of which 50 percent or more of the total combined voting power of all classes of equity of such entity or 50 percent or more of the capital account or profit interest of such entity is owned, directly or indirectly, by the Company or a Subsidiary, whether or not such entity now exists or is hereafter organized or acquired by the Company or a Subsidiary.

        SECTION 3. ADMINISTRATION. The Plan shall be administered by the Committee. The Committee shall have the powers vested in it by the terms of the Plan, such powers to include authority (within the limitations described herein) to establish the form, terms and conditions of Awards and of Award agreements, if any, embodying Awards made under the Plan. Subject to the provisions of the Plan, the Committee shall have the power to construe the Plan, to determine all questions arising thereunder and to adopt and amend such rules and regulations for the administration of the plan as it may deem desirable. Any decision of the Committee in the administration of the Plan, as described herein, shall be final and conclusive. The Committee may act only by a majority of its members in office, except that the members thereof may authorize any one or more of their number or the Secretary or any other officer of the Company to execute and deliver documents on behalf of the Committee. No member of the Committee shall be liable for anything done or omitted to be done by such member or by any other member of the Board in connection with the Plan except for such member's own willful misconduct or as expressly provided by statute. The members of the Committee serve for one-year terms, and they may be removed by majority vote of the Board. However, pursuant to the Stockholders Agreement (the "Agreement") entered into with Prometheus Southeast Retail, LLC (the "Investor"), dated February 24, 1998, one member of the Committee shall be an Investor Nominee (as defined in the Agreement).

        SECTION 4. AMOUNT OF STOCK. The stock which may be issued and sold under the Plan will be the Common Stock, of a total number not exceeding one hundred fifty thousand (150,000) shares, subject to adjustment as provided in Section 8. The stock to be issued may be either authorized and unissued shares or issued shares acquired by the Company. All or any shares of Common Stock subject to an Award which for any reason are not issued or are reacquired under the Award may again be made subject to an Award under the Plan.

        SECTION 5. ELIGIBILITY. Each Outside Director shall receive Awards in accordance with Section 6.

        SECTION 6. AWARDS. The Committee may provide for Awards to Outside Directors in consideration for their service to the Company. The Committee shall determine to which Outside Directors any such Awards shall be granted hereunder. The Committee shall specify the number of shares of Common Stock subject to each Award provided for under this Section 6, or the formula pursuant to which such number shall be determined, the Outside Director(s) to receive any such Award, the date or triggering event of any such Award and the vesting and expiration terms applicable to such Award. Awards shall be issued on the first day of January and the first day of July for the preceding six months.

        SECTION 7. TERMS AND CONDITIONS OF AWARDS. Awards granted pursuant to the Plan need not be identical, but each Award shall be subject to the following general terms and conditions:

               (a) Terms and Restrictions Upon Shares: The Committee may provide that the shares of Common Stock issued upon exercise of an Option or receipt of a stock grant shall be subject to such further conditions, restrictions or agreements as the Committee in its discretion may specify prior to the exercise of such Option or receipt of such stock grant, including without limitation, deferrals on issuance, conditions on vesting or transferability, and forfeiture or repurchase provisions. The Committee may waive conditions to and/or accelerate exercisability of an Option or stock grant, either automatically upon the occurrence of specified events (including in connection with a change of control of the Company) or otherwise in its discretion.

               (b) Transferability of Option: Unless otherwise provided by the Committee, each Option shall be transferable only by will or the laws of descent and distribution.

               (c) Option Price: The exercise price for each Option shall be established by the Committee or under a formula established by the Committee. The exercise price shall not be less than 85% of the lower of the Fair Market Value of the stock on the first or last day of the applicable Purchase Period, except that in the event that receipt of Options is conditioned on the Outside Director electing before the
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        period for which the retainer is earned to forego his or her right to all or any part of his or her cash retainer or other fees, the aggregate exercise price of such Options shall not be less than 85% of the lower of the Fair Market Value of the number of shares of Common Stock subject to such options on first or last day of the applicable Purchase Period, with that amount then further reduced by the amount of retainer or other fees such Outside Director has elected to forego.

               (d) Stock Grant Terms: Stock grants under the Plan may, in the sole discretion of the Committee, but need not, be conditioned upon the Outside Director paying cash or cash-equivalent consideration or agreeing to forego other compensation for the Common Stock covered by the stock grant. Stock grants under the Plan may be subject to such conditions, restrictions or other vesting terms as are established in the sole discretion of the Committee. The conditions, restrictions or vesting terms may be contingent upon the passage of time, continued service or achievement of Company or individual performance goals, as specified by the Committee. If a stock grant is conditioned upon the Outside Director paying cash or cash-equivalent consideration or agreeing to forego other compensation for the Common Stock covered by such grant, the price of such shares shall not be less than 85% of the lower of the Fair Market Value of the number of shares subject to such grant on the first or last day of the applicable Purchase Period, with that amount further reduced by the amount of retainer or other fees the Outside Director has elected to forego.

               (e) Award Agreements: The Committee may require any Awardee to enter into an Award agreement with the Company in a form specified by the Committee agreeing to the terms and conditions of the Award and such other matters consistent with the Plan as the Committee in its sole discretion shall determine. Certificates representing Award shares granted subject to restriction shall bear a legend in such form as may be prescribed by the Committee.

        SECTION 8. EFFECT OF CERTAIN TRANSACTIONS. The number of shares of Common Stock reserved for issuance under the Plan shall be appropriately adjusted by the Committee, whose determination shall be conclusive, to reflect any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, a consolidation of shares, the payment of a stock dividend, or any other capital adjustment affecting the number of issued shares of Common Stock. In the event that the outstanding shares of Common Stock shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or another corporation, whether through reorganization, recapitalization, merger, consolidation, or otherwise, then there shall be substituted for each share of Common Stock reserved for issuance under the Plan, but not yet awarded under the Plan, the number and kind of shares of stock or other securities into which each outstanding share of Common Stock shall be so changed or for which each such share shall be exchanged.

        SECTION 9. AMENDMENT OR DISCONTINUANCE. The Plan may be amended at any time and from time to time by the Board as the Board shall deem advisable including, but

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not limited to, amendments necessary to qualify for any exemption or to comply with applicable law or regulations; provided, however, that any such amendment shall be subject to further approval by the stockholders of the company to the extent required by law, the New York Stock Exchange or as deemed advisable by the Board. No amendment of the Plan shall materially and adversely affect any right of any Awardee with respect to any Award theretofore granted, without such Awardee's written consent. Any such action to amend or discontinue the Plan shall be adopted by formal action of the Board and executed by an officer or persons authorized to act on behalf of the Company.

        SECTION 10. TERMINATION. This Plan shall terminate upon the earlier of the following dates or events to occur:

               (a) upon the adoption of a resolution of the Board terminating the Plan; or

               (b) May 14, 2005 (which date is ten years from the date the Plan was initially approved and adopted by the stockholders of the Company).

        Any action under Section 10(a) to terminate the Plan shall be adopted by formal action of the Board and executed by an officer or person authorized to act on behalf of the Company.

        SECTION 11. MISCELLANEOUS PROVISIONS.

               (a) Except as expressly provided for in the Plan, no Outside Director or other person shall have any claim or right to be granted an Award under the Plan. Neither the Plan nor any action taken thereunder shall be construed as giving any Outside Director any right to be retained in the service of the Company.

               (b) An Awardee's right and interest under the Plan may not be assigned or transferred in whole or in part either directly or by operation of law or otherwise (except in the event of an Awardee's death, by will or the laws of descent and distribution), including, but not by way of limitation, execution, levy, garnishment, attachment, pledge, bankruptcy, or in any other manner, and no such right or interest of any participant in the Plan shall be subject to any obligation or liability of such participant.

               (c) No shares of Common Stock shall be issued hereunder unless counsel for the Company shall be satisfied that (i) such issuance will be in compliance with applicable federal and state securities laws, including, but not limited to, listing requirements and New York Stock Exchange requirements, and any other laws or regulations applicable to the delivery of such shares, and (ii) the certificates representing shares of Common Stock awarded bear any and all legends necessary in order to comply with such laws and regulations.

               (d) It shall be a condition to the obligation of the Company to issue an Award, that the Awardee pay to the Company, upon its demand, such amount as may be requested by the Company for the purpose of satisfying any liability to withhold federal, state, or local income or other taxes. If the amount requested is not paid, the Company may refuse to issue an Award.

               (e) The expenses of the Plan shall be borne by the Company.

               (f) The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the issuance of Awards under the Plan and the issuance of Awards shall be subordinate to the claims of the Company's general creditors.

               (g) By accepting any Award or other benefit under the Plan, each Awardee and each person claiming under or through such person shall be conclusively deemed to have indicated his or her acceptance and ratification of, and consent to, any action taken under the Plan by the Company or the Board.

               (h) All section references herein refer to sections of this Plan unless specifically noted otherwise.

               (i) Any notice or other communication provided for herein shall be given in writing by registered or certified mail, return receipt requested, or by facsimile, telecopy, or other means of electronic communication, reasonably calculated in any instance to be received by the receiving party or his, her or its authorized agent at the receiving party's last-known address. The notice or communication shall be deemed as delivered when it arrives at such address.